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                                                                        EX-10.77

                           [Letterhead of US Bancorp.]

January 12, 2001

New Century Financial Corporation
18400 Von Karman, Suite 1000
Irvine, California 92612
Attn: Stergios Theologides, Esq.

Gentlemen:

As you are aware, U.S. Bancorp has made every effort to structure its equity investment in New Century Financial Corporation in such a manner as to ensure that New Century would not be deemed to be an "affiliate" of U.S. Bancorp for purposes of Section 23A of the Federal Reserve Act. U.S. Bancorp has determined that it would be advisable to forfeit all of its rights under the Shareholder Agreements, each dated November 24, 1998, with Robert K. Cole, Edward F. Gotschall, Steve Holder and Brad A. Morrice (the "Shareholder Agreements") in order to clarify that New Century is not such an affiliate. U.S. Bank National Association has also determined that it would be advisable for this reason to forfeit all of its rights under the following warrants (collectively, the "Warrants"): (1) warrant to purchase 650,000 shares of Common Stock of New Century Financial Corporation dated April 28, 2000; (2) warrant to purchase 37,500 shares of Common Stock of New Century Financial Corporation dated April 28, 2000; (3) warrant to purchase 18,750 shares of Common Stock of New Century Financial Corporation dated July 18, 2000; (4) warrant to purchase 18,750 shares of Common Stock of New Century Financial Corporation dated October 30, 2000.

Effective immediately, U.S. Bancorp and U.S. Bank National Association hereby forfeit all rights under and interests in the Shareholder Agreements and the Warrants, respectively. Please execute the acceptances below to confirm your acknowledgement of the foregoing with respect to the Shareholder Agreements and your acceptance and agreement as to the cancellation of the Warrants by the parties thereto. U.S. Bancorp will separately send a notice to each party to the Shareholder Agreements.

It is understood and agreed, however, that Sections 4.2 and 4.3 of the Warrant Issuance Agreement dated as of April 28, 2000, among New Century Financial Corporation, U.S. Bancorp and U.S. Bank National Association, shall survive and not be affected by this letter.

                                        Very truly yours,

                                        U.S. BANCORP


                                        By /s/ Lee R. Mitau
                                           -----------------------------------
                                           Lee R. Mitau
                                           Executive Vice President--Corporate
                                           Development and General Counsel

Accepted and agreed
this January 12, 2001

NEW CENTURY FINANCIAL CORPORATION


By /s/ Brad A. Morrice
   ------------------------------